UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 3, 2015

ALEXANDRIA REAL ESTATE EQUITIES, INC.

(Exact name of registrant as specified in its charter)

Maryland	1-12993	95-4502084
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

385 East Colorado Boulevard, Suite 299
Pasadena, California	91101
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code:  (626) 578-0777

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4 (c) under the Exchange Act (17 CFR 240.13e-4 (c))

Item 8.01                                           Other Events

On December 3, 2015, Alexandria Real Estate Equities, Inc. (the “Company”) entered into a Distribution Agreement (the “Agreement”) with J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Cowen and Company, LLC, Evercore Group L.L.C., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mitsubishi UFJ Securities (USA), Inc., RBC Capital Markets, LLC and Scotia Capital (USA) Inc. (the “Sales Agents”).  Under the terms of the Agreement, the Company may issue and sell, from time to time through the Sales Agents, shares of common stock, par value $.01 per share, having an aggregate offering price of up to $450,000,000 (the “Shares”).  The term of the Agreement will be a period ending no later than November 3, 2018.  The Sales Agents will act as the Company’s agents in connection with any offerings of the Shares under the Agreement.

The Shares may be offered in one or more selling periods, none of which will exceed 20 consecutive trading days.  The sales, if any, of Shares made under the Agreement will be made in “at the market” offerings as defined in Rule 415 under the Securities Act of 1933, including sales made directly on the New York Stock Exchange, the existing trading market for the Company’s common stock, or sales made to or through a market maker or through an electronic communications network.  In addition, the Shares may be offered and sold by such other methods, including privately negotiated transactions, as the Company and the applicable Sales Agent may agree to in writing.  The Company shall specify to the applicable Sales Agent (i) the aggregate selling price of the Shares to be sold during a selling period and (ii) the minimum price below which sales may not be made, which may not be less than $1.00 per share without the applicable Sales Agent’s prior written consent.  The Agreement provides that each Sales Agent will be entitled to compensation of up to 1.5% of the gross sales price per share for any of the Shares sold under the Agreement. The Company or the applicable Sales Agent may suspend the offering of the shares of common stock at any time upon proper notice to the other party, upon which the selling period will immediately terminate.

The Shares will be issued pursuant to the Company’s automatic shelf registration statement on Form S-3 (File No. 333-207762) and a prospectus supplement of the Company, filed with the Securities and Exchange Commission on November 3, 2015 and December 3, 2015, respectively.

The description of the Agreement does not purport to be complete and is qualified in its entirety by reference to the Agreement filed herewith as Exhibit 1.1 and incorporated herein by reference.

Item 9.01                                           Financial Statements and Exhibits

(d)                                 Exhibits

1.1                               Distribution Agreement, dated December 3, 2015, among Alexandria Real Estate Equities, Inc., J.P. Morgan Securities LLC, Citigroup Global Markets Inc., Cowen and Company, LLC, Evercore Group L.L.C., Merrill Lynch, Pierce, Fenner & Smith Incorporated, Mitsubishi UFJ Securities (USA), Inc., RBC Capital Markets, LLC and Scotia Capital (USA) Inc.

5.1                               Opinion of Venable LLP

8.1                               Tax Opinion of Morrison & Foerster LLP

23.1                        Consent of Venable LLP (included in opinion filed as Exhibit 5.1)

23.2                        Consent of Morrison & Foerster LLP (included in opinion filed as Exhibit 8.1)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ALEXANDRIA REAL ESTATE EQUITIES, INC.

Date: December 3, 2015	By:	/s/ Dean A. Shigenaga
Dean A. Shigenaga
Chief Financial Officer